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Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

        We consent to the use and incorporation by reference in this Registration Statement on Form F-10 of: (i) our report dated November 19, 2010 relating to the consolidated financial statements of SQI Diagnostics Inc. (the "Company") and (ii) our report dated July 4, 2011, relating to the reconciliation of Canadian Generally Accepted Accounting Principles (GAAP) to United States GAAP for the years ended September 30, 2010 and 2009, both appearing in the Short Form Base PREP Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Short Form Base PREP Prospectus.

Collins Barrow Toronto LLP
Licensed Public Accountants
Chartered Accountants
July 5, 2011

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  Exhibit 5.1
CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS